Exhibit (8)(a)(iii)


                          JANUARY 31, 2001 AMENDMENT TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                            THE ALGER AMERICAN FUND,
                      FRED ALGER AND COMPANY, INCORPORATED
                  AND CONSECO VARIABLE INSURANCE COMPANY, INC.

         For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the March 31, 1995 Participation Agreement among The Alger American Fund. Fred Alger and Company, Incorporated and Conseco Variable Insurance Company as follows:

1. Schedule A thereto is hereby modified by adding one new segregated asset account of the Conseco Variable Insurance Company to that schedule, which shall read as follows:

                                   SCHEDULE A

                            SEGREGATED ASSET ACCOUNTS

-Conseco Variable Annuity Account C
-Conseco Variable Annuity Account E
-Conseco Variable Annuity Account F
-Conseco Variable Annuity Account G
-Conseco Variable Annuity Account H
-Conseco Variable Annuity Account I
-Conseco Variable Account L

2.   All other terms of the Agreement shall remain in full force and effect.
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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, February 15, 2001.

                                             THE ALGER AMERICAN FUND

                                             By: /s/ Gregory S. Duch
                                                 -------------------------------
                                             Name:  Gregory S. Duch
                                             Title:  Treasurer

                                             FRED ALGER AND COMPANY,
                                             INCORPORATED

                                             By: /s/ Gregory S. Duch
                                                 -------------------------------
                                             Name:  Gregory S. Duch
                                             Title:  Executive Vice President

                                             CONSECO VARIABLE INSURANCE
                                             COMPANY

                                             By:  /s/ Lisa Nordhoff
                                                  ------------------------------
                                             Lisa Nordhoff
                                             Vice President